NOVASTAR FINANCIAL, INC. 2004 INCENTIVE STOCK PLAN
(as amended and restated effective August 9, 2011, and amended May 29, 2014)
Section 1.General Purpose of Plan; Definitions.
The name of this plan is the NovaStar Financial, Inc. 2004 Incentive Stock Plan (the “Plan”). The Plan was adopted by the Board on March 11, 2004 and approved by the Company’s stockholders on June 8, 2004. The purpose of the Plan is to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company’s success by their ability, ingenuity, and industry, to give the Company’s non-employee directors a proprietary interest in the Company, and to provide incentives to the participating directors, officers and other key employees, and agents and consultants, that are linked to performance measures and will therefore inure to the benefit of all stockholders of the Company. The Plan was amended and restated effective August 9, 2011 and further amended May 29, 2014.
For purposes of the Plan, the following terms shall be defined as set forth below:
(1)    “Administrator” means the Committee, except with respect to Awards to Eligible Non-Employee Directors, where the Administrator is the Board.
(2)    “Applicable Laws” means the requirements related to or implicated by the administration of the Plan and applicable to the Company under state corporate law, United States federal and state securities laws, the Code, the rules of any stock exchange on which the shares of Stock are listed, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.
(3)    “Authorized Stock” has the meaning set forth in Section 3(a).
(4)    “Award” means a grant made under this Plan in the form of Stock Options, DERs, Stock Appreciation Rights, Restricted Stock, Performance Shares, or any combination of the foregoing.
(5)    “Board” means the Board of Directors of the Company.
(6)    “Change of Control” means, with respect to the Company:
(a)    The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14 (d) of the Exchange Act (excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors;
(b)    Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board;
(c)    The consummation of any reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the Stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company; or
(d)    The sale or liquidation of all or substantially all of the assets of the Company.
With respect to Performance Shares which accelerate and are issued upon a Change of Control, clauses (a) through (d) above shall be deemed a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Code Section 409A.
(7)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.
(8)    “Committee” means the Compensation Committee of the Board.
(9)    “Company” means NovaStar Financial, Inc., a corporation organized under the laws of the State of Maryland (or any successor corporation).
(10)    “Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code, as interpreted by Internal Revenue Service Notice 2007-49 and any successor thereto.
(11)    “Current-Pay DERs” means DERs with the current-pay rights described in Section 5(d).
(12)    “DERs” mean dividend equivalent rights pursuant to an Award granted under Section 5(d), which consist of the right to receive cash or Stock equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock referenced by the Award. DERs are in the form of Current-Pay DERs.
(13)    “Director” means a member of the Board.
(14)    “Disability” means, except as otherwise provided in an Award agreement or written employment agreement, permanent and total disability as determined under the Company’s disability program or policy.
(15)    “Effective Date” has the meaning set forth in Section 11.
(16)    “Eligible Employee” means an employee of the Company or any Subsidiary, and any person to whom an offer of employment is made by the Company or any Subsidiary, eligible to participate in the Plan pursuant to Section 4.
(17)    “Eligible Non-Employee Director” means a Director who is not a bona fide employee of the Company or any Subsidiary and who is eligible to participate in the Plan pursuant to Section 5A.
(18)    “ERISA” means Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder.
(19)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.
(20)    “Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder, (A) the price at which the Stock was last sold on the consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Stock are listed or admitted to trading on such date or, if there shall be no sale on such date, the next preceding date on which a sale shall have occurred, or (B) if the Stock is not publicly traded, the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

(21)    “Free Standing Rights” has the meaning set forth in Section 6(a).
(22)    “GAAP” means, for any day, generally accepted accounting principles, applied on a consistent basis, stated in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, or in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by another entity or entities as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances for that day.
(23)    “Immediate Family Members” has the meaning set forth in Section 5(c)(v)(2).
(24)    “Incentive Stock Option” means any Stock Option intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(25)    “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated under the Exchange Act.
(26)    “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.
(27)    “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) and any successor to such statute and regulation.
(28)    “Parent Corporation” has the meaning set forth in Section 424(e) of the Code.
(29)    “Participant” means any Eligible Employee or any consultant or agent of the Company or any Subsidiary selected by the Administrator, pursuant to the Administrator’s authority in Section 2, to receive grants of Awards, or any Eligible Non-Employee Director eligible to receive grants of Awards pursuant to Section 5A.
(30)    “Performance Criteria” means the criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Share under the Plan. The Performance Criteria that may be used by the Administrator for such Awards shall be based on any one or more of the following, as selected by the Administrator: revenue; revenue per employee; GAAP earnings; taxable earnings; GAAP or taxable earnings per employee; GAAP or taxable earnings per share (basic or diluted); operating income; total stockholder return; improvement in cash position; market share; profitability as measured by return ratios, including return on revenue, return on assets, return on equity, and return on investment; cash flow; or economic value added (economic profit); and such criteria generally must be specified in advance and may relate to one or any combination of two or more corporate, group, unit, division, affiliate, or individual performances. For Awards intended to be “performance-based compensation,” the grant of the Awards, the establishment of the performance measures, and the certification that the performance goals were satisfied shall be made during the period and in the manner required under Code Section 162(m). Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or a Subsidiary as a whole or any division, business unit or operational unit of the Company and/or a Subsidiary or any combination thereof, as the Administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Administrator, in its sole discretion, deems appropriate. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria. To the extent required under Section 162(m) of the Code, the Administrator shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Administrator discretion to alter the governing Performance Criteria without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval.

(31)    “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Shares of a particular Participant, whether all, some portion but less than all, or none of the Performance Shares have been earned for the Performance Period.
(32)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria. The Administrator is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Shares granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (c) any reorganization and restructuring programs; (d) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (e) acquisitions or divestitures; (f) any other specific unusual or nonrecurring events, or objectively determinable category thereof; and (g) a change in the Company’s fiscal year.
(33)    “Performance Period” means the one or more periods of time not less than one year in duration, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share.
(34)    “Performance Share” means an Award of shares of Stock granted pursuant to Section 5A or Section 7 that is subject to restrictions based upon the attainment of Performance Goals.
(35)    “Plan” has the meaning set forth in Section 1.
(36)    “Prior Plan” means the Company’s 1996 Executive and Non-Employee Director Stock Option Plan, as amended.
(37)    “Qualified domestic partner” has the meaning set forth in Section 5(c)(v)(2).
(38)    “Related Rights” has the meaning set forth in Section 6(a).
(39)    “Restricted Period” has the meaning set forth in Section 7(c)(i).
(40)    “Restricted Stock” means an Award granted pursuant to Section 5A or Section 7 of shares of Stock, subject to restrictions that will lapse with the passage of time or on such other bases as the Administrator may determine.
(41)    “Stock” means the common stock of the Company.
(42)    “Stock Appreciation Right” means the right pursuant to an Award granted under Section 5A or Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.
(43)    “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5 or Section 5A.

(44)    “Subsidiary” means any corporation (other than the Company), limited liability company or other entity (A) whose assets and liabilities are consolidated with those of the Company on the Company’s consolidated balance sheet or (B) whose issued and outstanding voting equity is fifty percent (50%) or more owned or controlled, directly or indirectly, by the Company.
Section 2.    Administration.
(a)    Authority of the Administrator. The Plan shall be administered by the Administrator. Subject to the terms of the Plan, the Committee’s charter (if applicable) and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Administrator shall have the authority:
(i)    to construe and interpret the Plan and apply its provisions;
(ii)    to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;
(iii)    to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv)    to delegate its authority to one or more officers of the Company with respect to Awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;
(v)    to determine when Awards are to be granted under the Plan and the applicable grant date;
(vi)    from time to time to select those Participants to whom Awards shall be granted;
(vii)    to determine the number of shares of Stock to be made subject to each Award;
(viii)    to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;
(ix)    to prescribe the terms and conditions of each Award granted hereunder, including, without limitation, (A) the exercise price and medium of payment and vesting provisions and (B) the restricted period applicable to any Award of Restricted Stock and the date or dates on which restrictions applicable thereto shall lapse during such period;
(x)    to designate an Award as Performance Shares and to select the Performance Criteria that will be used to establish the Performance Goals, the Performance Period and Performance Formula applicable to such Award;
(xi)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting or restriction, or the term of any outstanding Award; provided, however, that (A) any such modification or amendment is permitted only if consistent with the terms of Section 5(c)(vii) and Section 6(d) of this Plan and (B) if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
(xii)    to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(xiii)    to make decisions with respect to outstanding Awards and the Plan that may become necessary upon a change in corporate control or an event that triggers adjustments under Section 3;
(xiv)    to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest;
(xv)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan;
(xvi)    to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall from time to time deem advisable and to otherwise supervise the administration of the Plan;
(xvii)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern written instruments evidencing the Awards; and
(xviii)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
(b)    Composition of the Committee. The Committee shall be composed (and, if the Board determines it to be required or advisable, solely composed) of not less than two Directors who are (i) independent (or such similar term) as may be appropriate and directed by the rules of the New York Stock Exchange, the NASDAQ Stock Market or such other stock exchange on which the Stock is listed, if any, (ii) a Non-Employee Director as defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act; and (iii) an Outside Director as defined under Section 162(m) of the Code, provided that for purposes of granting and administering any Award that is intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code, such Committee shall be solely composed of no less than two Directors who are Outside Directors within the meaning of Section 162(m) of the Code.
(c)    Final and Binding. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiaries and the Participants.
Section 3.    Stock Subject to Plan.
(a)    Authorized Stock. Subject to the following provisions of this Section 3, the maximum number of shares of Stock with respect to which Awards may be granted to Participants and their beneficiaries under the Plan shall be equal to 6,000,000 shares of Stock (the “Authorized Stock”).
(b)    Share Counting.
(i)    The number of shares of Stock subject to an Award of Stock Options, Stock Appreciation Rights (in the form of Free-Standing Rights), Restricted Stock and Performance Shares shall be counted on a one-for-one basis against the aggregate number of shares of Authorized Stock available for issuance under the Plan.
(ii)    The number of shares of Stock subject to an Award of Stock Appreciation Rights in the form of Related Rights shall not be counted against the aggregate number of shares of Authorized Stock available for issuance under the Plan, since the shares underlying the Stock Options to which the Award relates are counted and the exercise of the Related Right cancels the related Stock Option and vice versa.

(iii)    The number of shares of Stock that relate to an Award of DERs shall not be counted against the aggregate number of shares of Authorized Stock available for issuance under the Plan except to the extent shares of Stock are used to settle the Award.
(iv)    Any shares of Stock covered by an Award that becomes expired, forfeited or canceled, or shares of Stock not delivered because the Award is settled in cash, shall not be deemed to have been granted for purposes of determining the maximum number of shares of Authorized Stock available for issuance under the Plan, except that Awards of Stock Appreciation Rights shall be counted as set forth herein regardless of the number of shares of Stock actually issued to settle such Stock Appreciation Rights upon exercise
(v)    The number of shares of Authorized Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (A) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of a Stock Option or (B) deducted or delivered from payment of an Award in connection with tax withholding obligations.
(c)    Incentive Stock Option Limitations. Subject to Section 3(d), the following additional limitations are imposed under the Plan with respect to Incentive Stock Options:
(i)    The maximum number of shares of Stock that may be the subject of Awards granted as Incentive Stock Options under the Plan shall be 6,000,000 shares (regardless of whether the Awards are canceled, forfeited, or re-priced or the shares subject to any such Award are surrendered).
(ii)    The maximum number of shares that may be the subject of Awards granted to any one individual pursuant to Sections 5 and 6 (relating to Stock Options and Stock Appreciation Rights) shall be 600,000 shares during any calendar year (regardless of whether such Awards are canceled, forfeited, or re-priced or the shares subject to any such Award are surrendered).
(iii)    No more than 600,000 shares of Stock may be the subject of Awards under the Plan granted to any one individual during any one-calendar-year period (regardless of when such shares are deliverable or whether the Awards are forfeited, canceled, or re-priced or the shares subject to any such Award are surrendered) if such Awards are intended to be “performance-based compensation” (as the term is used for purposes of Code Section 162(m)).
(d)    Adjustment for Extraordinary Corporate Changes. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Administrator (i) shall adjust Awards granted prior to such transaction to preserve the economic intent and benefits or potential benefits of the Awards, (ii) shall increase the number of shares of Authorized Stock in a manner necessary to accommodate any adjustments resulting in increases in number of shares of Stock covered by Awards made pursuant to clause (i), if applicable and (iii) may adjust the number of Authorized Stock as it otherwise deems appropriate but in no event shall the number of shares of Authorized Stock be adjusted pursuant to this clause (iii) so that it exceeds ten percent (10%) of the issued and outstanding shares of Stock at the time of adjustment. Action by the Administrator with respect to Awards may include: (w) adjustment of the number and kind of shares subject to outstanding Awards and ratable proration of any adjustment across any vesting schedule; (x) adjustment of the exercise price of outstanding Stock Options and Stock Appreciation Rights; (y) adjustment in the maximum number of shares that may be granted as Incentive Stock Options generally or to any one person, and (z) any other adjustments that the Administrator determines to be equitable, in its sole discretion. The Company shall give each Participant notice of any adjustment hereunder with respect to any Award held by such Participant.
(e)    Certain Parameters for Adjustments. In the case of adjustments made pursuant to Section 3(d), and unless the Administrator specifically otherwise determines that such adjustment is in the best interests of the Company, the Administrator shall (i) in the case of Incentive Stock Options, ensure that any adjustments will not likely constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code, (ii) in the case of Non-Qualified Stock Options or Stock Appreciation Rights, ensure that any adjustments will not likely constitute a modification or extension of such Non-Qualified Stock Options or Stock Appreciation Right within the meaning of Section 409A of the Code, (iii) ensure, to the extent practicable, that any adjustments are made in a manner which does not likely and adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, and (iv) in the case of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, ensure, to the extent practicable, that any adjustments or substitutions will not likely cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.
Section 4.    Eligibility.
(a)    Employee, Consultants and Agents. Officers and other key employees of the Company or Subsidiaries who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company or its Subsidiaries and consultants and agents of the Company or its Subsidiaries, shall be eligible to be granted Awards hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees and consultants and agents recommended by the senior management of the Company.
(b)    Grants Related to Hiring of Employees. Any grant made to any person to whom the Company or a Subsidiary makes an offer of employment shall not be effective unless and until such person accepts such offer and commences employment with the Company or any Subsidiary on substantially the same offer terms within 90 days after the date of the last offer.
(c)    Directors. Eligible Non-Employee Directors shall only be eligible to receive Awards as provided in Section 5A.
Section 5.    Stock Options; DERs.
(a)    Grant. Stock Options may be granted to Participants by the Administrator, either alone or in addition to other Awards granted under the Plan, including DERs as described in Section 5(d). Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option Awards need not be the same with respect to each Participant. Recipients of Stock Options shall enter into a stock option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.
(b)    Incentive Stock Options; Non-Qualified Stock Options. The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Administrator shall have the authority under this Section 5 to grant any Participant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without DERs, and in the case of Non-Qualified Stock Options, with or without Stock Appreciation Rights), provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same Participant and be outstanding concurrently hereunder.
(c)    Option Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:
(i)    Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not be less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.
(ii)    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the date of grant.
(iii)    Exercisability. Stock Options shall be exercisable at such time or times as set forth in the Plan and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall vest and be exercisable only after (or in pro-rata installments over) at least three (3) years from date of grant, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors or circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or directorship, death or Disability. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires.
(iv)    Method of Exercise. Subject to Section 5(c)(iii), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the exercise price. The entire exercise price of the Stock Options shall be payable in the manner designated by the Administrator, either:
(1)    In Cash. By wire transfer of immediately available funds or by certified or bank check at the time the Option is exercised;
(2)    In Stock. By delivery to the Company of other shares of Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares equal to the difference between the number of shares thereby purchased and the number of identified attestation shares (provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant);
(3)    Through Broker Program. Through a “cashless exercise program” established with a broker and acceptable to the Administrator;
(4)    Net Issuance. By reduction in the number of shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise;
(5)    By Combination. By any combination of the foregoing methods acceptable to the Administrator.

(v)    Limits on Transferability of Options.
(1)    Subject to Section 5(c)(v)(2), no Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order,” as such term is defined by ERISA, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant or in accordance with the terms of a qualified domestic relations order.
(2)    The Administrator may, in its discretion, authorize all or a portion of the Non-Qualified Stock Options to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, qualified domestic partner, children, or grandchildren of the Participant and any other persons related to the Participant as may be approved by the Administrator (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Participant and/or such Immediate Family Members, (iii) a partnership or partnerships in which Participant and/or Immediate Family Members are the only partners, or (iv) any other persons or entities as may be approved by the Administrator, provided that (x) there may be no consideration for any transfer unless approved by the Administrator, (y) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 5(c)(v)(2), and (z) subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with Section 5(c)(v)(1) or expressly approved by the Administrator. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, except for purposes of Sections 5(c)(vi) and 10(c) hereof, the terms “optionee,” “Stock Option holder” and “Participant” shall be deemed to refer to the transferee. The events of termination of employment contained in the option agreement with respect to such Stock Options shall continue to be applied with respect to the original Participant, following any which event the Stock Options shall be exercisable by the transferee only to the extent, and for the periods, specified in such option agreements. Notwithstanding the transfer, the original Participant will continue to be subject to the provisions of Section 10(c) regarding payment of taxes, including the provisions entitling the Company to deduct such taxes from amounts otherwise due to such optionee. Any transfer of a Stock Option that was originally granted with DERs related thereto shall automatically include the transfer of such DERs, any attempt to transfer such Stock Option separately from such DERs shall be void, and such DERs shall continue in effect according to their terms. “Qualified domestic partner” for the purpose of this Section 5(c)(v)(2) shall mean a domestic partner living in the same household as the Participant and registered with, certified by, or otherwise acknowledged by the county or other applicable governmental body as a domestic partner or otherwise establishing such status in any manner satisfactory to the Administrator.
(vi)    Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company, its Parent Corporation or any Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.
(vii)    No Repricing. Except as provided in Section 3, without the approval of the Company’s stockholders the exercise price of an Stock Option may not be reduced after the grant of the Stock Option and a Stock Option may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Option having an exercise price below that of the Stock Option that was surrendered, Stock, cash, or any other Award.

(d)    DERs.
(i)    Grant. The Administrator shall have the discretion to grant DERs in conjunction with grants of Stock Options pursuant to this Section 5. DERs may be granted in the form of “Current-Pay DERs” only and the Administrator may condition the payment or accrual of amounts in respect thereof subject to satisfaction of such performance objectives as the Administrator may specify at the time of grant.
(ii)    Current-Pay DERs. Assuming satisfaction of any applicable conditions, Current-Pay DERs shall be paid concurrently with any dividends or distributions paid on the Stock during the time the related Stock Options are outstanding, or such portion of such time as the Administrator may determine, in an amount equal to the value of the cash dividend (or Stock or other property being distributed) per share being paid on the Stock times the number of shares subject to the related Stock Options, provided that the holder of the Stock Options with respect to which such dividends are being distributed must have been actively employed by the Company or engaged to provide substantial services to the Company from the date of grant of such Stock Options through the date of distributions of such Current-Pay DERs occurs. Current-Pay DERs are payable in cash, Stock or such other property as may be distributed to stockholders, as the Administrator shall determine at the time of grant.
(iii)    Expiration. DERs shall expire upon the expiration of the Stock Options to which they relate.
(iv)    Deferred Compensation. Notwithstanding the foregoing or any other provision in this Plan to the contrary, to the extent any DER granted in conjunction with a Stock Option constitutes deferred compensation subject to Section 409A of the Code, then the grant of such DER shall be set forth in an Award agreement separate and apart from the Award agreement for the Stock Option and the DER shall be payable at the time specified by the Administrator at the time of grant, subject to Section 13.
Section 5A.    Awards For Eligible Non-Employee Directors.
Eligible Non-Employee Directors shall be eligible to be granted Awards of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, DERs and Performance Shares hereunder, as determined by the Board of Directors acting as Administrator, and with such terms and conditions, and in the manner, provided in this Plan, it being acknowledged that Eligible Non-Employee Directors are not eligible to be granted Incentive Stock Options. Beginning August 9, 2011, there shall not be automatic annual grants of Awards to Eligible Non-Employee Directors, unless the Board of Directors shall otherwise determine.
Section 6.    Stock Appreciation Rights.
(e)    Grant. Stock Appreciation Rights may be granted to Participants by the Administrator, either alone (“Free Standing Rights”) or in conjunction with all or part of any Stock Option granted under the Plan (“Related Rights”). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may not be granted. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator.
(f)    Related Rights.
(i)    A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

(ii)    A Related Right may be exercised by a Participant, in accordance with this Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii)    Related Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the Participant prior to the expiration of such six-month period.
(iv)    Upon the exercise of a Related Right, the Participant shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the exercise price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment.
(v)    Related Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under Section 5.
(vi)    Upon the exercise of a Related Right, the Stock Option or part thereof to which such Related Right is related shall be deemed to have been exercised for the purpose of share counting under Section 3(b).
(g)    Free Standing Rights.
(i)    Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of a Change of Control or death or Disability of the Participant prior to the expiration of such six-month period.
(ii)    The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(iii)    Upon the exercise of a Free Standing Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock with respect to which the right is being exercised, with the Administrator having the right to determine the form of payment.
(iv)    Free Standing Rights shall be transferable or exercisable subject to the provisions governing the transferability and exercisability of Stock Options set forth in Section 5.
(v)    In the event of the termination of employment or directorship of a Participant who has been granted Free Standing Rights, such rights shall be exercisable for thirty (30) days after such termination or as otherwise determined by the Administrator in its sole discretion.
(h)    No Repricing. Except as provided in Section 3, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be reduced after the grant of the Stock Appreciation

Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered, Stock, cash, or any other Award.
Section 7.    Restricted Stock; Performance Shares.
(a)    General. Restricted Stock or Performance Share Awards may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Employees and Eligible Non-Employee Directors to whom, and the time or times at which, grants of Restricted Stock or Performance Share Awards shall be made; the number of shares to be Awarded; the price, if any, to be paid by the recipient of Restricted Stock or Performance Share Awards; the Restricted Period (as defined in Section 7(c)) applicable to Restricted Stock or Performance Share Awards; the performance objectives applicable to Performance Share, Restricted Stock Awards; the date or dates on which restrictions applicable to such Restricted Stock Awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock and Performance Share Awards. The Administrator may also condition the grant of Restricted Stock or Performance Share Awards upon the exercise of Stock Options or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock or Performance Share Awards need not be the same with respect to each recipient.
(b)    Awards and Certificates. The prospective recipient of a Restricted Stock or Performance Share Award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the Award date. Except as otherwise provided below in this Section 7(b), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The transferability of this certificate and the shares of Stock represented hereby are subject to the terms and conditions (including forfeiture) of the NovaStar Financial, Inc. 2004 Incentive Stock Plan and a Restricted Stock Award Agreement or Performance Share Award Agreement entered into between the registered owner and NovaStar Financial, Inc. Copies of such Plan and Agreement are on file in the offices of NovaStar Financial, Inc.”
The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the expiration of the Restricted Period and/or attainment of Performance Goals, as the case may be, and that, as a condition of any Restricted Stock Award or Performance Share Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.
(c)    Restrictions and Conditions. The Restricted Stock and Performance Share Awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:
(i)    Subject to the provisions of the Plan and the Restricted Stock or Performance Share Award agreement, Restricted Stock and Performance Shares may be subject to vesting requirements and/or attainment of Performance Goals. If subject to time vesting, such Awards shall vest and be exercisable only after (or in installments over) at least three (3) years from date of grant, as determined by the Administrator; if subject to attainment of Performance Goals, such attainment shall be measured over a Performance Period, as determined by the Administrator (either such period, as applicable, the “Restricted Period”). During the Restricted Period, the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock or Performance Shares awarded under the Plan, except as otherwise provided upon a Change of Control or as the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or directorship, death or Disability.
(ii)    The Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period, subject to such restrictions as the Administrator may determine in its discretion in the applicable Award agreement. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the expiration of the Restricted Period and/or attainment of Performance Goals, as the case may be, in respect of shares covered by the Award of Restricted Stock or Performance Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iii)    Subject to the provisions of the Restricted Stock or Performance Share Award agreement and this Section 7, upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Participant.
Section 8.    Amendment and Termination.
The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation may be made (1) that impairs the rights of a Participant under any pre-existing Award (unless done with such Participant’s consent), or (2) without the approval of the Company’s stockholders if it:
(a)    increases the total number of shares of Authorized Stock (except as provided in Section 3);
(b)    changes the employees or class of employees eligible to participate in the Plan;
(c)    materially changes the definition of Performance Criteria; or
(d)    extends the maximum option period under Section 5(c) of the Plan.
Section 9.    Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.
Section 10.    General Provisions.
(a)    Securities Law Compliance. The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
(b)    No Employment Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or a Subsidiary in the capacity in effect at the time the Award was granted or shall affect the right of the Company or a Subsidiary to terminate (a) the employment of an Employee with or without notice and with or without Cause or

(b) the service of a Director pursuant to the by-laws or other governing documents of the Company and any applicable provisions of the corporate law of the state in which the Company is organized.
(c)    Tax and Withholding Obligations. Each Participant bears the obligation to pay any taxes imposed on the Participant with respect to the granting, vesting, exercise, sale or ownership of any Award. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Stock under the Award, provided, however, that no shares of Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Stock.
(d)    Exculpation and Indemnification. No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
(e)    Deferral. The Administrator may permit or require a Participant to subject any Award granted hereunder to any deferred compensation, deferred stock issuance, or similar plan that may be made available to Participants by the Company from time to time. The Administrator may establish such rules and procedures for participation in such deferral plans as it may deem appropriate, in its sole discretion.
(f)    Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company or Subsidiary, as the case may be, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.
(g)    Change of Control. In the event of a Change of Control, and except as otherwise set forth in the applicable Award agreement:
(i)    Acceleration of Vesting. Any Awards subject to vesting shall become immediately vested, and as applicable such Awards shall become exercisable with respect to 100% of the shares subject to the Award. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change of Control with respect to the shares of Stock received, if applicable, as the Administrator determines.
(ii)    Cancellation of DERs. DERs shall be canceled without separate payment of consideration therefor.
(iii)    Cash-out of Awards. The Administrator may, in its discretion and upon at least ten (10) days’ advance notice to the Participant, and in lieu of issuance of Stock or payment of the value of the Award in Stock, cancel any Awards and pay cash to the Participant equivalent to the value of the Award based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. With respect to Stock Options and Stock Appreciation Rights, however, if at the time of a Change of Control the exercise price of the Stock Option or Stock Appreciation Right equals or exceeds the price paid for a share of Stock in connection with the Change of Control, the Administrator may cancel the

Stock Option or Stock Appreciation Right without the payment of consideration therefor. Any action taken by the Administrator need not treat all Participants equally.
Section 11.    Effective Date of Plan.
The Plan originally became effective (the “Effective Date”) on June 8, 2004, the date the Company’s stockholders formally approved the Plan; and the Prior Plan was terminated except with respect to outstanding Awards that remain to become vested, exercised or free of restrictions. This Plan, as amended and restated herein, is effective August 9, 2011.
Section 12.    Term of Plan.
The Plan shall remain in full force and effect until (i) terminated by the Board or (ii) no more shares of Authorized Stock are available for new Awards under the Plan and all outstanding Awards have been vested and exercised, forfeited or cancelled.
Section 13.    Deferred Compensation; Compliance With Code Section 409A.
(a)    The Administrator may permit or require a Participant to defer delivery or payment of any Award granted hereunder pursuant to such plans, rules, procedures or programs as the Administrator may establish for purposes of this Plan. The Administrator also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares. The Administrator in its sole discretion may establish such rules and procedures for participation in such deferral plans as it may deem appropriate, subject to Section 409A of the Code and Section 13(b) below.
(b)    To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Code Section 409A and U.S. Department of Treasury regulations and other interpretative guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, the Administrator may adopt such amendments to the Plan and the applicable Award agreements or adopt other policies and procedures (including amendments, policies and procedures having retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to exempt the Award from Section 409A of the Code, to preserve the intended tax treatment of the benefits provided with respect to the Award, and/or to comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.